Exhibit 1.1
SOVEREIGN BANK
(a federal savings bank)
$1,350,000,000 2.75% Senior Notes Due 2012
Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program
Purchase Agreement
December 15, 2008
GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017
As Representatives of the several
    Purchasers named in Schedule I attached hereto,
Ladies and Gentlemen:
          Sovereign Bank, a federal savings bank (the “Bank”) and a wholly owned subsidiary of Sovereign Bancorp, Inc. (the “Corporation”), proposes to sell to the several purchasers named in Schedule I hereto (the “Purchasers”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under a fiscal agency agreement (the “Agency Agreement”), to be dated as of December 22, 2008, between the Bank and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”). To the extent there are no additional Purchasers listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Purchasers, and the term Purchasers shall mean either the singular or plural as the context requires.
          The Securities will constitute “FDIC-guaranteed debt,” as such term is defined in 12 C.F.R. Section 370.2(i). All references to “TLG Program” are to the regulations of the Federal Deposit Insurance Corporation (“FDIC”) at 12 C.F.R. Part 370 and any amendments or additional rules and regulations of the FDIC promulgated in connection with the TLG Program under the FDIC’s Temporary Liquidity Program.
          The net proceeds from the offering of the Securities will be used as described in the Offering Circular (as defined herein) in the Section entitled “Use of Proceeds.”
          SECTION 1. Representations and Warranties. (a) The Bank hereby represents and warrants to the several Purchasers on the date hereof, and shall be deemed to represent and warrant to the several Purchasers on the Closing Date (as defined below), that:
     (i) The Bank has prepared a preliminary offering circular dated December 15, 2008 (the “Preliminary Offering Circular”) and a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth certain terms of the Securities and will prepare an offering circular, dated the date hereof (the “Offering Circular”) to be used by the Purchasers in connection with the offering of the Securities. If any amendment or supplement shall be provided to the Purchasers for use in connection with the offering of the Securities, the term “Preliminary Offering Circular” or “Offering Circular,” as applicable, shall be deemed to refer to and include such amendment or supplement from and after the time it is first provided to the Purchasers for use. The Preliminary Offering Circular, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement.
     (ii) The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Bank by the Purchasers expressly for use therein.
     (iii) The Offering Circular, as of the date hereof, does not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Bank by the Purchasers expressly for use therein.
     (iv) The Bank has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act of 1933, as amended (the “Securities Act”)), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Representatives is set forth substantially in form and substance as attached hereto on Schedule III.
     (v) The Bank is a savings bank chartered under the laws of the United States and its charter is in full force and effect. The Bank has full power and authority necessary to conduct the business in which it is engaged and to own, lease and operate its properties and to enter into and perform its obligations under this Agreement, the Agency Agreement and the Securities. The Bank is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a Material Adverse Effect. The Bank has no subsidiaries which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X other than SFG, Inc. and SOV APEX Co. (collectively, the “Significant Subsidiaries”). As used herein, “Material Adverse Effect” means any material adverse effect on the condition (financial or otherwise), results of operations, stockholders equity, properties or business of the Bank and its subsidiaries, considered as one enterprise, or adverse effect on the ability of the Bank to consummate the transactions contemplated by this Agreement, the Agency Agreement or the Securities or to perform its obligations hereunder and thereunder.
     (vi) Each of the Significant Subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization. Each of the Significant Subsidiaries is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a Material Adverse Effect.
     (vii) The Bank is an insured depositary institution under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”). The deposit accounts at the Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending, or to the knowledge of the Bank threatened.
     (viii) The Corporation is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended, with power and authority to own its property and conduct its business.
     (ix) The authorized, issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued by the Bank and are fully paid and non-assessable and, except as disclosed in the Pricing Disclosure Package, are owned by the Corporation free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Bank. All of the issued shares of capital stock of each Significant Subsidiary of the Bank have been duly authorized and validly issued by such Significant Subsidiary and are fully paid and non-

assessable and are owned by the Bank free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Bank.
     (x) The Securities have been duly authorized by the Bank, and when executed and delivered by the Bank and duly authenticated and delivered as contemplated in the Agency Agreement and delivered against payment of the purchase price therefor in accordance with this Agreement, will constitute valid and binding obligations of the Bank entitled to the benefits of the Agency Agreement, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally (including but not limited to laws relating to or affecting institutions having deposits that are insured by the FDIC) and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies.
     (xi) The Agency Agreement has been duly authorized by the Bank, and when executed and delivered by the Bank, assuming due authorization, execution and delivery thereof by the Fiscal Agent, will constitute a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally (including but not limited to laws relating to or affecting institutions having deposits that are insured by the FDIC) and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies.
     (xii) No authorization, approval, consent, license, order, registration or qualification of or filing with any government, governmental instrumentality or court (including, but not limited to, any required consent of or filing with the Office of Thrift Supervision (the “OTS”) pursuant to 12 C.F.R. 563g) is required for the valid authorization, issuance, sale and delivery of the Securities or the execution, delivery or performance of this Agreement, except for consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers.
     (xiii) Other than those described in the Corporation’s periodic reports previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(d) or 15(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), there are no pending or threatened legal or governmental proceedings, or any pending or threatened legal or governmental proceedings to which the Bank and its subsidiaries or the Corporation and its subsidiaries is or may be a party or to which any property of the Bank, the Corporation or any of its subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Bank, the Corporation or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.
     (xiv) Neither the Bank nor any of its subsidiaries is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (xv) The execution and delivery by the Bank of this Agreement and the Agency Agreement, the issuance and delivery of the Securities by the Bank, the consummation by the Bank of the transactions contemplated in this Agreement, the Agency Agreement and the Securities and the compliance by the Bank with the terms of the Agency Agreement, the Securities and this Agreement do not and will not result in any violation of the provisions of the Bank’s charter or by-laws and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank and any of its subsidiaries under (x) any indenture, mortgage, loan agreement, or any other agreement or instrument to which the Bank or its subsidiaries is a party or by which they may be bound or to which any of their property may be subject, (y) any existing applicable law, rule or regulation or (z) any judgment, order or decree of any government, governmental instrumentality (including, without limitation, any regulatory authorities) or court having jurisdiction over the Bank or any of its subsidiaries or any of its properties.
     (xvi) The Securities are exempt securities under Section 3(a)(2) of the Securities Act, and neither registration of the Securities under the Securities Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required in connection with the offer, sale, issuance or delivery of the Securities as contemplated herein.
     (xvii) Neither the Corporation nor the Bank is and, after giving effect to the offer and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     (xviii) Neither the Bank nor its subsidiaries nor any agent acting on their behalf has taken or will take any action that is reasonably likely to cause the issuance, sale or delivery of the Securities or the application of the proceeds thereof by the Bank to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors, in each case as in effect, on the date hereof.
     (xix) At the Closing Date, the Securities will have been rated at least Aaa by Moody’s Investors Service, Inc. (“Moody’s”) and at least AAA by Standard & Poor’s Ratings Services (“S&P”).

     (xx) The Bank and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of any governmental authority applicable to it or to them, the failure to comply with which would have a Material Adverse Effect. Neither the Bank nor any of its subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, the OTS, the Commission or any other governmental authority which restricts materially the conduct of its business, or in any manner relates to capital adequacy, its accounting practices, its credit policies or its management, nor has the Bank been advised by the OTS, the Commission or any other governmental authority that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any of the foregoing.
     (xxi) Except as described in the Preliminary Offering Circular, since the date of the latest financial statements filed with the Bank’s most recent Thrift Financial Report, there has not been any change in the capital stock or long-term debt of the Bank or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Bank, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxii) Since the respective dates as of which information is given in the Preliminary Offering Circular and the Offering Circular, the Bank has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock, other than in the case of (i) and (ii) herein, those material liabilities or obligations or material transactions that would not, individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect, (b) materially affect the transactions contemplated hereby or (c) impair the Bank’s ability to perform its obligations hereunder on a timely basis.
     (xxiii) Ernst & Young LLP, which have certified certain financial statements of the Corporation and its consolidated subsidiaries, and which have audited the Corporation’s internal control over financial reporting and management’s assessment thereof, are an independent public accounting firm as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
     (xxiv) The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. As of December 31, 2007, the Corporation’s internal control over financial reporting was effective, and the Corporation is not aware of any material weaknesses in its internal control over financial reporting.
     (xxv) The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.
     (xxvi) This Agreement has been duly authorized, executed and delivered by the Bank.
     (xxvii) Neither the Bank nor any of its subsidiaries, nor, to the knowledge of the Bank, any director, officer, agent, employee or other person associated with or acting on behalf of the Bank or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (xxviii) The operations of the Bank and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (xxix) Neither the Bank nor any of its subsidiaries nor, to the knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Bank will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxx) The Bank is an “eligible entity” and a “participating entity” in the “debt guarantee program”, in each case as defined in the TLG Program adopted by the FDIC.

     (xxxi) The Bank has duly authorized, executed and delivered the “master agreement” (as defined in Section 370.5 of the TLG Program) (the “Master Agreement”) to the FDIC in accordance with the terms and conditions of the TLG Program. The Master Agreement, when executed by the FDIC, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or rights of creditors of depositary institutions the accounts of which are insured by the FDIC and by general equitable principles (whether considered in a proceeding in equity or at law).
     (xxxii) The Securities to be issued by the Bank constitute “senior unsecured debt” (as defined in Section 370.2(e)(1) of the TLG Program and) “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program) and do not exceed the maximum amount of “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program) issuable by the Bank and allowable under the TLG Program as set forth in Section 370.3(b) of the TLG Program. As of the date of this Agreement, the maximum amount of outstanding senior unsecured debt of the Bank and its subsidiaries that may be guaranteed under the TLG Program is approximately (and in any event not less than) $1,370,000,000.
     (xxxiii) The Bank has not received any notification to the effect that the FDIC has reduced the limit of the debt of the Bank and its subsidiaries that may be guaranteed under Section 370.3(b)(6) of the TLG Program, or that the FDIC has terminated the Bank’s participation in the TLG Program.
     (xxxiv) Neither the Bank nor any of its subsidiaries has or will take any action to opt out of the TLG Program, that would cause the FDIC’s guarantee of the Securities to be voided, that would result in the removal of the Bank from the TLG Program, or that would be in contravention of the TLG Program.
     (xxxv) The Bank will include in each issuer-prepared offering document relating to the Securities, including the Preliminary Offering Circular and the Offering Circular, the disclosure statement contained in Section 370.5(h)(2) of the TLG Program and any other disclosure required by the TLG Program.
     (xxxvi) Each of the Securities, the Agency Agreement and this Agreement conform in all material respects to the description thereof in the Preliminary Offering Circular and the Offering Circular.
     (xxxvii) The information in the Preliminary Offering Circular and the Offering Circular under the heading “The FDIC Guarantee,” to the extent that it constitutes summaries of certain terms and conditions of the TLG Program and of documents referred to therein, constitute accurate summaries of the terms and conditions of the TLG Program and such documents in all material respects.

          (b) Any certificate signed by any officer of the Bank and delivered to the Representatives or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Bank, as to matters covered thereby, to each Purchaser.
          SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Bank, at the purchase price of 99.605% of the principal amount thereof the principal amount of the Securities set forth opposite such Purchaser’s name in Schedule I hereto.
          Such Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Circular, the Pricing Disclosure Package, the Offering Circular, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Offering Circular or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Purchaser and approved by the Bank in writing, (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular, or (vi) one or more term sheets or other Free Writing Offering Documents relating to the Securities containing customary information and conveyed (including, without limitation, via Bloomberg) to potential investors in the Securities.
          SECTION 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on December 22, 2008 at 8:30 a.m., which date and time may be postponed by agreement between the Representatives and the Bank or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representatives of the purchase price thereof to or upon the order of the Bank by wire transfer payable in same-day funds to an account specified by the Bank. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          SECTION 4. Offering by Purchasers. The Bank understands that the several Purchasers are offering the Securities on the terms set forth in the Offering Circular.
          SECTION 5. Agreements. The Bank agrees with the several Purchasers that:
          (a) If any time prior to the termination of the offering to which this Agreement relates any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Purchasers or counsel for the Bank, to amend or supplement the Pricing Disclosure Package or the Offering Circular in order that the Pricing Disclosure Package or the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Pricing Disclosure Package or the Offering Circular in order to comply with the requirements of OTS, the Commission or any other governmental authority, the Bank will forthwith prepare any such amendment or supplement to the Pricing Disclosure Package or the Offering Circular (and will file the same with such governmental authority if required) so that, as so amended or supplemented, the Pricing Disclosure Package or the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Pricing Disclosure Package or the Offering Circular will comply with such requirements.
          (b) The Bank will notify the Representatives immediately, and confirm the notice in writing, of the institution or threatened institution by the OTS, the Commission or any other governmental authority of any proceedings in respect of the Preliminary Offering Circular, the Offering Circular, any Free Writing Offering Document or the offering of the Securities (including, without limitation, any order preventing or suspending the use of the Pricing Disclosure Package or the Offering Circular or suspending the qualification of the Securities for offering or sale in any jurisdiction) and will use every reasonable effort to prevent the issuance of any order preventing or interfering with the offering of the Securities or the use of the Offering Circular and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
          (c) The Bank will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular or, when taken together with the information in the Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Bank will give notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish to each Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
          (d) Until the offering of the Securities is completed, the Bank (i) will inform the Representatives of its and the Corporation’s intention to make or file any amendment or supplement to the Preliminary Offering Circular or the Offering Circular, (ii) will furnish the Representatives with copies of any such proposed amendment, supplement and (iii) will not file or permit the filing of any such amendment, supplement in a form to which the Representatives or counsel for the Purchasers shall reasonably object unless outside counsel to the Bank or the Corporation shall advise that such filing in required by law, in which case the Bank or the Corporation will consult with the Representatives prior to such filing.
          (e) The Bank has furnished or will furnish to each Purchaser, without charge, as many copies of the Preliminary Offering Circular, the Offering Circular and any Free Writing

Offering Document and each amendment or supplement thereto as such Purchaser may reasonably request from time to time. The Bank will pay the expenses of printing or other production of all documents relating to the offering.
          (f) The Bank will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Bank be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
          (g) During the period beginning on the date of this Agreement through and including the 15th business day after the date of this Agreement, the Bank will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any Securities or any debt securities of the Bank which are substantially similar to the Securities (the “Similar Securities,” which term shall exclude any asset-backed securities) or securities convertible into or exchangeable for the Securities or Similar Securities or sell or grant options, rights or warrants with respect to the Securities or Similar Securities, whether any such transaction is to be settled by delivery of the Securities, Similar Securities or other securities, in cash or otherwise.
          (h) The Bank will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities.
          (i) The Bank will use its reasonable best efforts to ensure that the Securities will comply as to form with the requirements of 12 C.F.R. Section 563.81 and, when issued, will qualify as supplementary capital of the Bank (within the meaning of 12 C.F.R. Part 567).
          (j) The Bank will promptly send a copy to the Purchasers of any notice sent to the FDIC in connection with the issuance of the Securities.
          (k) The Bank will not use the proceeds of the Securities to prepay debt that is not “FDIC-guaranteed debt” (as defined in Section 370.3(e)(1) of the TLG Program).
          (l) The Bank will (i) pay all FDIC assessments and fees associated with the Securities due pursuant to Section 370.6 of the TLG Program within the time period required by such Section; (ii) provide notice of issuance of the Securities to the FDIC within five calendar days of the date of issuance, as required by Section 370.6 of the TLG Program and the FDIC’s Financial Institution Letter 139-2008; (iii) comply with the record-keeping requirements provided by Section 370.9 of the TLG Program; (iv) comply with the terms and conditions of the Master Agreement; and (v) comply with all other procedures and requirements of the TLG Program.
          (m) The Bank will not take any action to opt out of the TLG Program, that would cause the FDIC’s guarantee of the Securities to be voided, that would result in the removal of the Bank from the TLG Program, or that would be in contravention of the TLG Program.
          (n) The Bank will ensure that the Pricing Disclosure Package, the Final Offering Circular and any supplemental offering materials relating to the Securities will include the required disclosure statement set forth in Section 370.5(h)(2) of the TLG Program.
          SECTION 6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Bank contained herein as of the date of this Agreement and the Closing Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof, to the performance by the Bank of their obligations hereunder and to the following additional conditions:
          (a) Each of the Preliminary Offering Circular, the Offering Circular and any Free Writing Offering Document as amended or supplemented and the offering of the Securities shall not be subject to any proceeding by the OTS, the Commission or any other governmental authority, which in the reasonable opinion of the Representatives would impair the offering of the Securities.
          (b) No Purchaser shall have discovered and disclosed to the Bank on or prior to the Closing Date that the Offering Circular or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.
          (c) The Bank shall have requested and caused Richard Toomey, its general counsel, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Purchasers, to the effect that:
     (i) The Bank is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a Material Adverse Effect.
     (ii) To the knowledge of such counsel, neither the Bank nor any of its subsidiaries is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (iii) The execution and delivery by the Bank of this Agreement and the Agency Agreement and the issuance and delivery of the Securities by the Bank, the consummation by the Bank of the transactions contemplated in this Agreement, the Agency Agreement and the Securities and the compliance by the Bank with the terms of the Agency Agreement, the Securities and this Agreement do not and will not result in any violation of the provisions of the Bank’s charter or by-laws and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank and any of its subsidiaries under (x) to the knowledge of such counsel, any indenture, mortgage, loan agreement, or any other agreement or instrument to which the Bank or its subsidiaries is a party or by which they may be bound or to which any of their property may be subject, (y) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) or (z) to the knowledge of such counsel, any judgment, order or decree of any government, governmental instrumentality (including, without limitation, any regulatory authorities) or court having jurisdiction over the Bank or any of its subsidiaries or any of its properties.
     (iv) Other than those described in the Corporation’s periodic reports previously filed with the Commission pursuant to Sections 13(a), 13(d) or 15(a) of the Exchange Act, to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries or the Corporation or any of its subsidiaries is a party or of which any property or assets of the Bank or any of its subsidiaries or the Corporation or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of the Agreement and the Agency Agreement and the issuance and delivery of the Securities by the Company or the consummation of the transactions contemplated thereby; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (v) To the knowledge of such counsel, no stop order with respect to the offer, sale, issuance or delivery of the Securities has been issued by the OTS or any other governmental authority, and no proceedings for that purpose have been instituted or are contemplated by the OTS or any such authority.
     In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction, to the extent they deem proper and specified in such opinion and acceptable to the Purchasers, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers, and (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials.
          (d) The Bank shall have requested and caused Reed Smith LLP, special Pennsylvania counsel to the Bank, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Purchasers, to the effect that:
     (i) The Corporation is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority necessary to own its property and conduct its business as described in the Pricing Disclosure Package and the Offering Circular and to enter into and perform its obligations under this Agreement.
          (e) The Bank shall have requested and caused Milbank, Tweed, Hadley, McCloy LLP, special New York counsel for the Bank, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Purchasers, to the effect that:
     (i) The Bank is a savings bank chartered under the laws of the United States, has full power and authority to conduct its business as such and as described in the Pricing Disclosure Package and the Offering Circular; and has the authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Circular and to enter into and perform the obligations under this Agreement, the Agency Agreement and the Securities.
     (ii) The Corporation is duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended.
     (iii) No authorization, approval, consent, license, order, registration or qualification of or filing with the OTS (including pursuant to 12 C.F.R. 563g) or any bank or thrift regulatory authority is required for the valid authorization, issuance, sale and delivery of the Securities or the execution, delivery or performance of this Agreement, the Agency Agreement or the Securities by the Bank or the consummation by the Bank of the transactions contemplated thereby.
     (iv) The execution and delivery by the Bank of this Agreement, the Agency Agreement and the issuance and delivery of the Securities by the Bank, the consummation by the Bank of the transactions contemplated in this Agreement, the Agency Agreement and the Securities and the compliance by the Bank with the terms of the Agency Agreement, the Securities and this Agreement do not and will not violate any existing applicable law, rule or regulation that, in such counsel’s experience, is generally applicable to transactions of the nature of those contemplated by this Agreement, the Agency Agreement and the Securities (other than the securities or Blue Sky laws of the various states, as to which such counsel need not express any opinion).
     (v) The Bank is an “eligible entity” (as defined in Section 370.2(a) of the TLG Program), and is a “participating entity” (as defined in Section 370.2(g)(1) of the TLG Program).
     (vi) The Securities and the Agency Agreement conform in all material respects as to legal matters to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and such descriptions conform in all material respects to the rights set forth in and applicable to the instruments defining the same.
     (vii) The Securities have been duly authorized, executed and delivered by the Bank and, when duly authenticated and delivered as contemplated in the Agency Agreement and delivered against payment of the purchase price therefor in accordance with this Agreement, will constitute valid and binding obligations of the Bank entitled to the benefits of the Agency Agreement and enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally (including but not limited to laws relating to or affecting institutions having deposits that are insured by the FDIC) and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies.
     (viii) The Securities, upon payment and delivery in accordance with this Agreement, will be entitled to the benefits of the guarantee of the FDIC in accordance with the terms and conditions of the TLG Program.
     (ix) The Master Agreement has been duly authorized, executed and delivered by the Bank and, assuming due execution by the FDIC, constitutes a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally (including but not limited to laws relating to or affecting institutions having deposits that are insured by the FDIC) and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies.
     (x) The Agency Agreement has been duly authorized, executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, constitutes a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally (including but not limited to laws relating to or affecting institutions having deposits that are insured by the FDIC) and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies.
     (xi) This Agreement has been duly authorized, executed and delivered by the Bank.
     (xii) No authorization, approval, consent, license, order, registration or qualification of or filing with any government, governmental instrumentality or court is required for the valid authorization, issuance, sale and delivery of the Securities or the execution, delivery or performance of this Agreement, the Agency Agreement or the Securities by the Bank or the consummation by the Bank of the transactions contemplated in the Offering Circular, except for consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers.

     (xiii) The information in the Preliminary Offering Circular and the Offering Circular under the heading “Description of the Notes” to the extent that it constitutes summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.
     (xiv) The information in the Preliminary Offering Circular and the Offering Circular under the heading “The FDIC Guarantee,” to the extent that it constitutes summaries of certain terms and conditions of the TLG Program and of documents referred to therein, constitutes accurate summaries of the terms and conditions of the TLG Program and such documents in all material respects.
     (xv) Subject to the limitations and qualifications stated therein, the statements made in each of the Preliminary Offering Circular and the Offering Circular under the heading “Certain U.S. Federal Tax Considerations,” in each case to the extent that they purport to summarize the tax consequences of U.S. federal income tax laws referred to therein, fairly summarize in all material respects the consequences of such U.S. federal income tax laws.
     (xvi) The Securities are exempt securities under Section 3(a)(2) of the Securities Act, and neither registration of the Securities under the Securities Act nor qualification of an indenture under the Trust Indenture Act is required in connection with the offer, sale, issuance or delivery of the Securities as contemplated herein.
     (xvii) The Bank is not and, after giving effect to the offer and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     (xviii) The Securities are “senior unsecured debt” (as defined in Section 370.2(e)(1) of the TLG Program) and “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program).
          In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction, to the extent they deem proper and specified in such opinion and acceptable to the Purchasers, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers, and (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials.
               (f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Purchasers, with respect to the issuance and sale of the Securities, the Agency Agreement, the Offering Circular and other related matters as the Representatives may reasonably require, and the Bank and the Corporation shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to Purchasers.
          (g) The Bank shall have furnished to the Representatives a certificate of the Bank, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Bank, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Circular, any supplements to the Offering Circular and this Agreement and that:
     (i) the representations and warranties of the Bank in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Bank has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements of the Bank filed by the Bank with the OTS, there has been no Material Adverse Effect, except as set forth in or contemplated in the Preliminary Offering Circular (exclusive of any supplement thereto).
          (h) On the date hereof and on the Closing Date, the Bank shall have furnished to the Representatives a certificate of the Bank signed by the principal financial officer of the Bank, to the effect that the Securities to be issued by the Bank do not exceed the maximum amount of “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program) issuable by the Bank and allowable under the TLG Program as set forth under Section 370.3(b) of the TLG Program.
          (i) The Corporation shall have furnished to the Representatives a certificate of the Corporation signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Corporation, dated the Closing Date, to the effect that since the date of the most recent quarterly or annual financial statements filed by the Corporation with the Commission, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (j) (i) None of the Bank, the Corporation or any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements filed by the Bank with the OTS or by the Corporation with the Commission, as the case may be, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Bank or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Bank and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Circular.
          (k) On the Closing Date, the Securities shall have been rated at least Aaa by Moody’s and at least AAA by S&P and subsequent to the date of this Agreement, there shall not have been any decrease in the rating of any of the Bank’s or the Corporation’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (l) Prior to the Closing Date, the Bank and the Corporation shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Bank in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Purchasers, at 425 Lexington Avenue, New York, NY 10017, on the Closing Date.
          SECTION 7. Reimbursement of Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Bank to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Bank will reimburse the Purchasers severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          SECTION 8. Indemnification and Contribution.
          (a) The Bank hereby agrees to indemnify and hold harmless each Purchaser, its directors, officers and employees and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained

(A) in any Free Writing Offering Document, the Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Bank in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Bank (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Disclosure Package or Offering Circular, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Purchaser furnished to the Bank through the Representatives by or on behalf of any Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Bank may otherwise have to any Purchaser or to any director, officer, employee or controlling person of that Purchaser.
          (b) Each Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Bank, its officers and employees, each of its directors, and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Bank or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular or in any amendment or supplement thereto, or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Circular, the Pricing Disclosure Package or the Offering Circular, or in any amendment or supplement thereto or in any Marketing Materials any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Bank through the Representatives by or on behalf of that Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Purchaser may otherwise have to the Bank or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Purchasers shall have the right to employ counsel to represent jointly the Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchasers against the Bank under this Section 8, if (i) the Bank and the Purchasers shall have so mutually agreed; (ii) the Bank has failed within a reasonable time to retain counsel reasonably satisfactory to the Purchasers; (iii) the Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Bank; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Bank, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Bank. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank, on the one hand, and the Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank, on the one hand, and the Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Bank, on the one hand, and the Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Bank, on the one hand, and the total underwriting discounts and commissions received by the Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Circular. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank or the Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to investors of the Securities initially purchased by it exceeds the amount of any damages that such Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Purchasers severally confirm and the Bank acknowledges and agrees that the paragraph relating to stabilization by the Purchasers under the caption “Plan of Distribution” in the Pricing Disclosure Package and the Offering Circular constitute the only information concerning such Purchasers furnished in writing to the Bank by or on behalf of the Purchasers specifically for inclusion in the Preliminary Offering Circular, the Pricing Disclosure Package and the Offering Circular, in any amendment or supplement thereto, or in any Marketing Materials.
          SECTION 9. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Purchaser or the Bank. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Offering Document or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Bank and any nondefaulting Purchaser for damages occasioned by its default hereunder
          SECTION 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Bank prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Corporation on the New York Stock Exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other calamity or crisis, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Circular.
          SECTION 11. No Fiduciary Duty. The Bank acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Purchasers: (i) no fiduciary or agency relationship between the Bank and any other person, on the one hand, and the Purchasers, on the other, exists; (ii) the Purchasers are not acting as advisors, expert or otherwise, to the Bank, including, without limitation, with respect to the determination of the offering price of the Securities, and such relationship between the Bank, on the one hand, and the Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Purchasers may have to the Bank shall be limited to those duties and obligations specifically stated herein; and (iv) the Purchasers and their respective affiliates may have interests that differ from those of the Bank. The Bank hereby waives any claims that the Bank may have against the Purchasers with respect to any breach of fiduciary duty in connection with this offering.
          SECTION 12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Bank or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser, the Bank or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          SECTION 13. Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
          SECTION 14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, attention: Investment Grade Syndicate (fax 212-834-6081) and Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention Registration Department; or, if sent to the Bank, will be mailed, delivered or telefaxed to Sovereign Bank, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, attention: Legal Department, with a copy to Milbank, Tweed, Hadley, McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, attention: Douglas Tanner, Esq.
          SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          SECTION 16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          SECTION 17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          SECTION 18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Bank and the several Purchasers.

Very truly yours, SOVEREIGN BANK
By:	/s/ Kirk Walters
	Name:	Kirk Walters
	Title:	Chief Financial Officer and Interim President and Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted

GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.
By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Vice President

For themselves and the other
several Purchasers
named in Schedule I to the
foregoing Agreement.

SCHEDULE I

Principal
Amount of
Securities to
Purchasers	be Purchased
Goldman, Sachs & Co.	$675,000,000
J.P. Morgan Securities Inc.	675,000,000
Total	$1,350,000,000

SCHEDULE II
$1,350,000,000 2.75% Senior Notes Due January 17, 2012
Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program
Summary of Terms

Issuer	Sovereign Bank

FDIC Guarantee	This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, http://www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

Security Ratings	Aaa / AAA (Moody’s / S&P)

Note Type	Senior Unsecured Notes

Principal Amount	$1,350,000,000

Trade Date	December 15, 2008

Settlement Date	December 22, 2008 (T+5)

Maturity Date	January 17, 2012

Interest Payment Dates	Each January 17 and July 17, commencing July 17, 2009, and ending on the Maturity Date

Spread versus Treasury	Plus 1.75%

Benchmark	1.125% due December 15, 2011

Benchmark Yield	1.032%

Re-offer Yield	2.782%

Coupon	2.75%

Price to Investors	99.905%

Day Count	30/360

Denominations	Minimum denominations of $2,000 and multiples of $1,000 in excess thereof

Listing	None

Use of Proceeds	The net proceeds from the sale of the notes will be used by the Sovereign Bank for general corporate purposes, which may include one or more of the following: repayment of obligations that have matured or will mature, reducing outstanding short term borrowings, or investing in short term cash or other marketable securities. The proceeds will not be used to prepay debt that is not guaranteed by the Federal Deposit Insurance Corporation.

Bookrunners	Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

CUSIP Number	846042 AA7

Supplemental Plan of Distribution Information	It is expected that delivery of the notes will be made against payment therefor on or about December 22, 2008, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension or withdrawal at any time by the assigning rating agency.
The notes have not been, and are not required to be, registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption provided by Section 3(a)(2) of the Securities Act. The notes (and beneficial interests therein) will be issued and transferred only in, and must be held in, minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Issuer has prepared a Preliminary Offering circular dated December 15, 2008 to which this communication relates. Before you invest, you should read the Preliminary Offering Circular for more information concerning the Issuer and the notes. You may obtain a copy of the Preliminary Offering Circular and the Final Offering Circular (when available) for this transaction from Goldman, Sachs & Co. or J.P. Morgan Securities Inc. by calling your Goldman, Sachs & Co. or J.P. Morgan Securities Inc. sales representative.

SCHEDULE III
1.	Term sheet containing the terms of the Securities, substantially in the form of Schedule II.